Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the Third Quarter of 2008

  Revenues were $25.1 million for the third quarter of 2008
  Operating income was $14.3 million for the third quarter of 2008
  Net loss was $8.7 million for the third quarter of 2008; pro forma net income was $0.7 million
  Loss per share was $1.42 for the third quarter of 2008; pro forma earnings per share was $0.11
  Credit agreement amended
  Dividend to be suspended

NEW YORK--(BUSINESS WIRE)--October 28, 2008--Pzena Investment Management, Inc. (NYSE: PZN) reported a third quarter 2008 loss of $8.7 million, or $1.42 per share, compared with net income of $26.3 million for the third quarter of 2007. On a pro forma basis, third quarter 2008 net income was $0.7 million, or $0.11 per share, compared with pro forma 2007 net income of $1.4 million. The company reported operating income of $14.3 million for the third quarter of 2008, compared with operating income of $28.5 million for the third quarter of 2007.

For the nine months ended September 30, 2008, the company generated a net loss of $7.1 million, or $1.16 per share, compared with a net loss of $36.5 million for the nine months ended September 2007. On a pro forma basis, net income was $2.3 million and $4.0 million for the nine months ended September 30, 2008 and 2007, respectively. The company generated operating income of $49.3 million for the nine months ended September 30, 2008, compared with an operating loss of $16.4 million for the nine months ended September 30, 2007. On a pro forma basis, operating income was $78.5 million for the nine months ended September 30, 2007.

The pro forma adjustments for 2008 reflect the establishment, on September 30, 2008, of a $9.4 million valuation allowance assessed against the deferred tax asset and associated liability to selling shareholders originally recorded as part of the company’s initial public offering. Pro forma adjustments for 2007 give effect to: (i) the company’s initial public offering on October 30, 2007; (ii) the term loan agreement, as amended, completed by Pzena’s operating company on July 23, 2007; (iii) the amendment of Pzena’s operating company’s operating agreement on March 31, 2007 to remove all mandatory unit redemption provisions; and (iv) the acceleration of all outstanding unvested operating company units and options as of March 31, 2007. All such adjustments have been recorded as if they had occurred at the beginning of each period presented. The pro forma earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these adjustments, and the non-GAAP measures derived from them, provide information to better analyze the company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

Flows and Assets Under Management

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2008

Separately-Managed Accounts
Beginning of Period Assets	$11.4	$12.5	$16.5
Net Flows	(1.4)	0.6	0.7
Appreciation	(0.6)	(1.7)	(1.2)
End of Period Assets	$9.4	$11.4	$16.0

Sub-Advised Accounts
Beginning of Period Assets	$7.1	$7.9	$14.1
Net Flows	(0.3)	0.1	(0.3)
Appreciation	(0.7)	(0.9)	(0.9)
End of Period Assets	$6.1	$7.1	$12.9

Total
Beginning of Period Assets	$18.5	$20.4	$30.6
Net Flows	(1.7)	0.7	0.4
Appreciation	(1.3)	(2.6)	(2.1)
End of Period Assets	$15.5	$18.5	$28.9

At September 30, 2008, the company managed $15.5 billion in total assets, a decrease of 46.4% from $28.9 billion at September 30, 2007, and a decrease of 16.2% from $18.5 billion at June 30, 2008. During the quarter ended September 30, 2008, assets under management declined due to $1.3 billion in market depreciation and net outflows of $1.7 billion.

At September 30, 2008, the company managed $9.4 billion in separate accounts and $6.1 billion in sub-advised funds. For the quarter ended September 30, 2008, assets in separately-managed accounts decreased $2.0 billion, or 17.5%, from $11.4 billion at June 30, 2008, due to $0.6 billion in market depreciation and net outflows of $1.4 billion. During the same period, sub-advised assets declined by $1.0 billion, or 14.1%, from $7.1 billion, due to $0.7 billion in market depreciation and net outflows of $0.3 billion.

Financial Discussion

Revenue (unaudited)
($ millions)
	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007

Separately-Managed Accounts	$18.2	$20.6	$26.6
Sub-Advised Accounts	6.9	7.7	13.6
Total	$25.1	$28.3	$40.2

		Nine Months Ended
		September 30,	September 30,
		2008	2007

Separately-Managed Accounts		$60.4	$75.6
Sub-Advised Accounts		23.0	36.8
Total		$83.4	$112.4

Revenues were $25.1 million for the third quarter of 2008, a decrease of 37.6% from $40.2 million for the third quarter of 2007, and a decrease of 11.3% from $28.3 million for the second quarter of 2008. For the nine months ended September 30, 2008, revenues were $83.4 million, a decrease of 25.8% from $112.4 million for the nine months ended September 30, 2007.

Average assets under management for the third quarter of 2008 was $17.6 billion, a decrease of 40.1% from $29.4 billion for the third quarter of 2007, and 13.7% from $20.4 billion for the second quarter of 2008.

Weighted average fees increased to 56.9 basis points in the third quarter of 2008 from 54.7 basis points during the third quarter of 2007, and from 55.5 basis points during the second quarter of 2008. These increases were mainly due to both the shift in asset mix toward separately-managed accounts and an increase in weighted average fees for separately-managed accounts. Separately-managed accounts comprised 60.6% of total AUM as of September 30, 2008, increasing from 55.4% as of September 30, 2007, and decreasing from 61.6% as of June 30, 2008. Weighted average fees for separately-managed accounts increased to 67.1 basis points during the third quarter of 2008, from 66.3 basis points during the third quarter of 2007, and from 64.9 basis points during the second quarter of 2008. Weighted average fees for sub-advised accounts decreased to 40.6 basis points during the third quarter of 2008, from 40.8 basis points during the third quarter of 2007, and increased from 40.1 basis points for the second quarter of 2008.

Total operating expenses decreased by $1.0 million, or 8.5%, to $10.8 million in the third quarter of 2008, from $11.8 million in the third quarter of 2007. Operating expenses in the third quarter of 2008 decreased by approximately 4.4% compared to the second quarter of 2008 operating expenses of $11.3 million, primarily as a result of lower variable compensation costs and decreased professional and data systems costs arising from ongoing efforts to reduce overall operating expenditures. Operating expenses for the nine months ended September 30, 2008 increased $0.2 million, or 0.6%, to $34.1 million compared to $33.9 million pro forma for the nine months ended September 30, 2007, primarily as a result of the costs associated with our status as a public company.

As of September 30, 2008, employee headcount was 75, down from 79 at September 30, 2007, and roughly flat with the second quarter. The year over year change arose as a result of natural attrition in the company operations areas.

Operating income for the third quarter of 2008 was $14.3 million, compared to $28.5 million for the third quarter of 2007, and $17.0 million for the second quarter of 2008. The company generated operating income of $49.3 million for the nine months ended September 30, 2008, compared with an operating loss of $16.4 million for the nine months ended September 30, 2007. On a pro forma basis, operating income was $78.5 million for the nine months ended September 30, 2007.

Operating margin was 57.0% for the third quarter of 2008, compared with 70.7% for the third quarter of 2007, and 60.0% for the second quarter of 2008. For the nine months ended September 30, 2008, operating margin was 59.1%, compared with a negative 14.6% for the nine months ended September 30, 2007. Pro forma operating margin for the nine months ended September 30, 2007 was 69.9%.

Other income/(expense) was an expense of $4.0 million for the third quarter of 2008, which consisted primarily of $4.0 million in charges related to the negative performance of the company’s investments in its own products. Other income/(expense) was an expense of $1.6 million and $3.8 million for the third quarter of 2007 and the second quarter of 2008, respectively. On a pro forma basis, other income/(expense) was an expense of $1.9 million for the third quarter of 2007.

Other income/(expense) declined $2.4 million for the third quarter of 2008 compared with the third quarter of 2007, primarily as a result of the negative performance of company investments. Third quarter 2008 other income/(expense) declined by $0.2 million from the second quarter of 2008 and $2.1 million from the pro forma third quarter of 2007, similarly due to the performance of the company’s investments.

Other income/(expense) was an expense of $11.9 million for the nine months ended September 30, 2008, and consisted primarily of $11.0 million in losses related to the negative performance of the company’s investments in its own products. Other income/(expense) was income of $0.3 million for the nine months ended September 30, 2007. On a pro forma basis, other income/(expense) was an expense of $1.8 million for the nine months ended September 30, 2007.

Other income/(expense) declined $12.2 million for the nine months ended September 30, 2008, compared with the nine months ended September 30, 2007, primarily as a result of the negative performance of company investments and the interest expense associated with the operating company’s term loan. Other income/(expense) for the nine months ended September 30, 2008 declined by $10.1 million from the pro forma nine months ended September 30, 2007, due primarily to the performance of the company’s investments.

The provision for income taxes was $10.6 million for the third quarter of 2008, compared with $1.3 million for the third quarter of 2007 and $1.5 million for the second quarter of 2008. The sequential increase in the provision for income taxes was the result of the third quarter $9.4 million valuation allowance assessed against the deferred tax asset and associated liability to selling shareholders established as part of the company’s initial public offering. On a pro forma basis, the provision for income taxes was $1.2 million for the third quarter of 2008, compared with $2.3 million for the third quarter of 2007. This difference was generated primarily by a reduction in taxable income.

The provision for income taxes was $13.6 million for the nine months ended September 30, 2008, compared with $3.9 million for the nine months ended September 30, 2007. On a pro forma basis, the provision for income taxes was $4.2 million for the nine months ended September 30, 2008, compared with $6.8 million for the nine months ended September 30, 2007. This difference was similarly generated primarily by a reduction in taxable income.

On October 28, 2008, the operating company, Pzena Investment Management, LLC, completed an amendment of its credit agreement with Bank of America, N.A. The material terms of this amendment will be described in a Form 8-K to be filed with the SEC. Through this amendment, the company accomplished the following:

1.	The balance of the term loan was reduced by $25.0 million through a principal repayment; $22.0 million is currently outstanding under the credit agreement.
2.	The minimum assets under management covenant and the excess cash flow sweep requirement were eliminated.
3.	The lender was granted a security interest in the company's accounts receivable.

To fund the $25.0 million repayment, the company used $9.0 million of cash reserves and issued $16.0 million of senior subordinated notes. The notes were issued to entities established by Richard Pzena, the company’s CEO, for the benefit of certain of his family members; an entity controlled by a company director; and a former employee. These non-amortizing notes are unsecured, have a 10 year maturity, and bear interest at 6.30% per annum.

The company agreed to suspend all dividend payments until these debts are repaid.

Richard Pzena commented, “We are very pleased with this outcome. We believe that this amendment will give us the financial flexibility we need to get through the current market stress and focus exclusively on our mission of long term investment excellence.”

At the time of its initial public offering, the company agreed to register the shares of Class A common stock issuable upon exchange of the Class B units of the operating company that become eligible for such exchangeability. The company intends to file a registration statement covering these shares in accordance with its obligations, although the company knows of no current plans of these holders to resell their shares.

Third Quarter 2008 Earnings Call Information

Pzena Investment Management, Inc. will hold a conference call to discuss its third quarter 2008 financial results and outlook at 2:00 p.m. ET, Wednesday, October 29, 2008. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of our website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial (877) 820-5027; international callers should dial (706) 679-9396. The conference ID number is 69488854.

Replay: The conference call will be available for replay through November 5, 2008, on the web using the information given above, or by telephone at (800) 642-1687 for U.S./Canada callers and (706) 645-9291 for international callers.

About Pzena

Pzena Investment Management, LLC, the firm’s operating company, is a premier value-oriented investment management firm with a long-term record of investment excellence and exceptional client service. Founded in 1995, Pzena Investment Management has built a diverse, global client base. PZN stock began trading on the New York Stock Exchange on October 25, 2007. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2008 and Quarterly Report on Form 10-Q, as filed with the SEC on August 13, 2008. Other unknown or unpredictable factors also could have material adverse effects on the company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share and per-share amounts)

	As of
	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and Cash Equivalents	$31,760	$27,184
Due from Broker	31	268
Advisory Fees Receivable	20,612	26,061
Investments in Marketable Securities, at Fair Value	30,940	27,465
Receivable from Related Parties	406	351
Other Receivables	325	1,040
Prepaid Expenses and Other Assets	1,028	881
Deferred Tax Assets	3,840	68,233
Property and Equipment, Net of Accumulated Depreciation of $1,779 and $1,412, respectively	2,954	3,163
TOTAL ASSETS	$91,896	$154,646

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$15,173	$8,542
Securities Sold Short, at Fair Value	3,393	1,028
Due to Broker	5,300	4,101
Dividends Payable	306	7,045
Long Term Debt	47,000	60,000
Liability to Selling Shareholders	4,650	58,391
Other Liabilities	1,431	1,105
TOTAL LIABILITIES	77,253	140,212

Commitments and Contingencies	-	-
Non-Controlling Interests	16,161	16,355

Equity:
Preferred Stock (Par Value $0.01; 200,000,000 Shares Authorized; None Outstanding)	-	-
Class A Common Stock (Par Value $0.01; 750,000,000 Shares Authorized; 6,123,494 and 6,111,118 Shares Issued and Outstanding in 2008 and 2007, respectively)	61	61
Class B Common Stock (Par Value $0.000001; 750,000,000 Shares Authorized; 57,950,910 and 57,937,910 Shares Issued and Outstanding in 2008 and 2007, respectively)	-	-
Additional Paid-In Capital	7,123	(2,043)
Retained Earnings	(8,702)	61
TOTAL EQUITY	(1,518)	(1,921)
TOTAL LIABILITIES AND EQUITY	$91,896	$154,646

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUE	$25,072	$40,217	$83,389	$112,355

EXPENSES
Compensation and Benefits Expense	8,160	8,807	25,773	121,213
General and Administrative Expenses	2,626	2,958	8,321	7,587
TOTAL OPERATING EXPENSES	10,786	11,765	34,094	128,800
Operating Income/(Loss)	14,286	28,452	49,295	(16,445)

Total Other Income/(Expense)	(4,012)	(1,621)	(11,880)	340

Income/(Loss) Before Income Taxes and
Non-Controlling Interests	10,274	26,831	37,415	(16,105)

Provision for Income Taxes	10,627	1,269	13,625	3,876
Non-Controlling Interests	8,357	(711)	30,900	(74)
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	(8,710)	26,273	(7,110)	(19,907)

Interest on Mandatorily Redeemable Units	-	-	-	16,575

Net Income/(Loss)	$(8,710)	$26,273	$(7,110)	$(36,482)

Net Income for Basic Earnings per Share	$(8,710)		$(7,110)
Basic Earnings per Share	$(1.42)		$(1.16)
Basic Weighted Average Shares Outstanding	6,123,494		6,122,229

Net Income for Diluted Earnings per Share	$(8,710)		$(7,110)
Diluted Earnings per Share	$(1.42)		$(1.16)
Diluted Weighted Average Shares Outstanding	6,123,494		6,122,229

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	2008	2007	2008	2007
REVENUE	$25,072	$40,217	$83,389	$112,355

EXPENSES
Compensation and Benefits Expense	8,160	8,807	25,773	26,288
General and Administrative Expenses	2,626	2,958	8,321	7,587
TOTAL OPERATING EXPENSES	10,786	11,765	34,094	33,875
Operating Income	14,286	28,452	49,295	78,480

Total Other Expense	(4,012)	(1,854)	(11,880)	(1,837)

Income Before Income Taxes and
Non-Controlling Interests	10,274	26,598	37,415	76,643

Provision for Income Taxes	1,244	2,330	4,242	6,771
Non-Controlling Interests	8,357	22,849	30,900	65,888
Income Before Interest on
Mandatorily Redeemable Units	673	1,419	2,273	3,984

Interest on Mandatorily Redeemable Units	-	-	-	-

Net Income	$673	$1,419	$2,273	$3,984

Net Income for Basic Earnings per Share	$673		$2,273
Basic Earnings per Share	$0.11		$0.37
Basic Weighted Average Shares Outstanding	6,123,494		6,122,229

Net Income for Diluted Earnings per Share	$6,815		$23,602
Diluted Earnings per Share	$0.11		$0.37
Diluted Weighted Average Shares Outstanding	64,079,790		64,079,360

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Three Months Ended			Three Months Ended
	September 30,	Pro Forma		September 30,
	2008	Adjustments		2008
REVENUE	$25,072	$-		$25,072

EXPENSES
Compensation and Benefits Expense	8,160	-		8,160
General and Administrative Expenses	2,626	-		2,626
TOTAL OPERATING EXPENSES	10,786	-		10,786
Operating Income	14,286	-		14,286

Total Other Expense	(4,012)	-		(4,012)

Income Before Income Taxes and
Non-Controlling Interests	10,274	-		10,274

Provision for Income Taxes	10,627	(9,383)	A	1,244
Non-Controlling Interests	8,357	-		8,357
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	(8,710)	9,383		673

Interest on Mandatorily Redeemable Units	-	-		-

Net Income/(Loss)	$(8,710)	$9,383		$673

Net Income for Basic Earnings per Share				$673

Net Income for Diluted Earnings per Share				$6,815

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Nine Months Ended			Nine Months Ended
	September 30,	Pro Forma		September 30,
	2008	Adjustments		2008
REVENUE	$83,389	$-		$83,389

EXPENSES
Compensation and Benefits Expense	25,773	-		25,773
General and Administrative Expenses	8,321	-		8,321
TOTAL OPERATING EXPENSES	34,094	-		34,094
Operating Income	49,295	-		49,295

Total Other Expense	(11,880)	-		(11,880)

Income Before Income Taxes and
Non-Controlling Interests	37,415	-		37,415

Provision for Income Taxes	13,625	(9,383)	A	4,242
Non-Controlling Interests	30,900	-		30,900
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	(7,110)	9,383		2,273

Interest on Mandatorily Redeemable Units	-	-		-

Net Income/(Loss)	$(7,110)	$9,383		$2,273

Net Income for Basic Earnings per Share				$2,273

Net Income for Diluted Earnings per Share				$23,602

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Three Months Ended			Three Months Ended
	September 30,	Pro Forma		September 30,
	2007	Adjustments		2007
REVENUE	$40,217	$-		$40,217

EXPENSES
Compensation and Benefits Expense	8,807	-		8,807
General and Administrative Expenses	2,958	-		2,958
TOTAL OPERATING EXPENSES	11,765	-		11,765
Operating Income	28,452	-		28,452

Total Other Expense	(1,621)	(233)	B	(1,854)

Income Before Income Taxes and
Non-Controlling Interests	26,831	(233)		26,598

Provision for Income Taxes	1,269	1,061	C	2,330
Non-Controlling Interests	(711)	23,560	D	22,849
Income Before Interest on
Mandatorily Redeemable Units	26,273	(24,854)		1,419

Interest on Mandatorily Redeemable Units	-	-		-

Net Income	$26,273	$(24,854)		$1,419

Net Income for Basic Earnings per Share				$1,419

Net Income for Diluted Earnings per Share				$14,848

See Notes to Pro Forma Adjustments

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Nine Months Ended			Nine Months Ended
	September 30,	Pro Forma		September 30,
	2007	Adjustments		2007
REVENUE	$112,355	$-		$112,355

EXPENSES
Compensation and Benefits Expense	121,213	(94,925)	F	26,288
General and Administrative Expenses	7,587	-		7,587
TOTAL OPERATING EXPENSES	128,800	(94,925)		33,875
Operating Income/(Loss)	(16,445)	94,925		78,480

Total Other Income/( Expense)	340	(2,177)	B	(1,837)

Income/(Loss) Before Income Taxes and
Non-Controlling Interests	(16,105)	92,748		76,643

Provision for Income Taxes	3,876	2,895	C	6,771
Non-Controlling Interests	(74)	65,962	D	65,888
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	(19,907)	23,891		3,984

Interest on Mandatorily Redeemable Units	16,575	(16,575)	E	-

Net Income/(Loss)	$(36,482)	$40,466		$3,984

Net Income for Basic Earnings per Share				$3,984

Net Income for Diluted Earnings per Share				$41,571

See Notes to Pro Forma Adjustments

NOTES TO THE PRO FORMA ADJUSTMENTS:

(A)

Reflects an adjustment to remove the effect of the valuation allowance assessed against the deferred tax asset and associated liability to selling shareholders established as part of the company's initial public offering. This valuation allowance was recorded by the company on September 30, 2008.

(B)	Represents the effect of interest expense and loan origination fees amortization associated with the three-year term loan agreement completed by the operating company on July 23, 2007.

(C)	Reflects the pro forma impact of federal, state and local taxes on the income allocated from Pzena Investment Management, LLC. Historically, the operating company was subject solely to the New York City Unincorporated Business Tax (UBT).

For periods prior to July 23, 2007, taxes have been adjusted to reflect the full-period UBT deductibility of the interest expense associated with the term loan agreement completed by the operating company on July 23, 2007.

(D)	Represents the non-controlling interest allocation of approximately 90.4% of the income of Pzena Investment Management, Inc. to Pzena Investment Management, LLC.

(E)	Reflects an adjustment to remove unit-based charges associated with the operating company's capital units. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, no further unit-based compensation expenses were recognized as of and from March 31, 2007.

(F)	Reflects an adjustment to remove unit-based compensation charges associated with the operating company's compensatory units. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, there will be no further unit-based compensation expenses as of and from March 31, 2007.

Assets Under Management by Strategy (unaudited)
($ billions)

	September 30, 2008	June 30, 2008	September 30, 2007

Large Cap Value	$8.1	$10.0	$17.3
Value Service	3.0	3.8	5.8
Global Value	2.5	2.6	2.9
Small Cap Value	0.8	0.8	1.1
International Value	0.4	0.5	0.6
Mid Cap Value	0.3	0.3	0.6
All Cap Value	0.1	0.2	0.4
Other Strategies	0.3	0.3	0.2
Total	$15.5	$18.5	$28.9
Supplemental Income Statement Data (unaudited)
($ thousands)
		Pro Forma	Pro Forma
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30,	September 30,	September 30,
	2008	2008	2007
Income Before Taxes and Non-Controlling Interests	$10,274	$10,274	$26,598
Unincorporated Business Tax	(767)	(767)	(1,260)
Non-Controlling Interests of Consolidated Subsidiaries	2,428	2,428	(711)
Non-Controlling Interests of Pzena Investment Management, LLC	(10,785)	(10,785)	(22,138)
Income Before Corporate Income Taxes	1,150	1,150	2,489
Provision for Corporate Income Taxes	(9,860)	(477)	(1,070)
Net Income/(Loss)	$(8,710)	$673	$1,419

		Pro Forma	Pro Forma
	Nine Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,
	2008	2008	2007
Income Before Taxes and Non-Controlling Interests	$37,415	$37,415	$76,643
Unincorporated Business Tax	(2,594)	(2,594)	(3,790)
Non-Controlling Interests of Consolidated Subsidiaries	6,097	6,097	(56)
Non-Controlling Interests of Pzena Investment Management, LLC	(36,997)	(36,997)	(65,832)
Income Before Corporate Income Taxes	3,921	3,921	6,965
Provision for Corporate Income Taxes	(11,031)	(1,648)	(2,981)
Net Income/(Loss)	$(7,110)	$2,273	$3,984

CONTACT:
Pzena Investment Management, Inc.
Wayne Palladino, 212-355-1600
palladino@pzena.com